Exhibit 99.1

Allscripts announces record fourth quarter bookings and strong finish to 2016

Company provides initial outlook for 2017 of double-digit non-GAAP revenue and earnings growth;
Management to present at 35th Annual J.P. Morgan Healthcare Conference;

Announces fourth quarter earnings call date and New York Investor Day

CHICAGO – January 9, 2017 – Allscripts Healthcare Solutions, Inc. (NASDAQ:MDRX) today announced preliminary financial results for the fourth quarter ended Dec. 31, 2016.

Preliminary Fourth Quarter 2016 Financial Results and 2017 Financial Guidance

The company anticipates consolidated bookings(1) for the fourth quarter of 2016 to exceed $400 million, a fourth-quarter record. This result implies annual bookings growth of over 17 percent.

Allscripts also affirmed its financial guidance for the fourth quarter of 2016, originally provided on November 3, 2016. Additionally, the company provided initial financial guidance for 2017 consisting of non-GAAP revenue of between $1.71 to $1.74 billion; consolidated Adjusted EBITDA of $345 to $365 million; and Non-GAAP EPS growth of 10 to 15 percent. (2)

"I am proud of the strong financial and operational results we achieved in 2016,” said Paul M. Black, Allscripts Chief Executive Officer. “Our investments in our solutions continue to increase our competitiveness, reflected in signed agreements which added the largest number of new Sunrise facilities in our history. Our initial outlook for 2017 illustrates confidence this growth momentum will continue this year across Allscripts comprehensive offerings to payers and providers globally."

The preliminary financial information presented in this press release is based on expectations and may be adjusted as a result of, among other things, completion of customary quarterly review and audit procedures.

Period-over-period comparability is affected by the inclusion of Netsmart in consolidated results beginning April 19, 2016.

For the purpose of providing financial guidance, the company does not reconcile non-GAAP revenue, non-GAAP earnings, Adjusted net EBITDA or non-GAAP earnings per share guidance to the corresponding GAAP financial measures. Allscripts does not provide guidance for the various reconciling items since certain items that impact GAAP revenue and net income are either outside of its control and/or cannot be reasonably predicted.

Management to Present at 35th Annual J.P. Morgan Healthcare Conference

Mr. Black, Melinda Whittington, Allscripts Chief Financial Officer, and Rick Poulton, Allscripts President, will conduct a presentation for investors tomorrow, Jan. 10, 2017, at 2:30 p.m. PT during the 35th Annual J.P. Morgan Healthcare Conference in San Francisco. A webcast link to this event and a presentation will be available at Allscripts investor relations website.

Fourth Quarter and Full-Year 2016 Financial Results Call

Allscripts will report its financial results for the three months and year ended Dec. 31, 2016, after the close of regular stock market hours on Thursday, Feb. 16, 2017. The announcement will be available at Allscripts investor relations website. Allscripts management plans to host a conference call and webcast to discuss the company's earnings at 4:30 p.m. ET that day.

To listen to the conference call, participants may log onto the Allscripts Investor Relations website. Participants also may access the conference call by dialing (877) 269-7756 or 201-689-7817 (international) and requesting Conference ID # 13652687.

A replay of the call will be available approximately two hours after the conclusion of the call, for a period of four weeks, on the Allscripts investor relations website or by calling (877) 660-6853 or (201) 612-7415, Conference ID # 13652687.

Upcoming Investor Event

Members of Allscripts management team will host an Investor Day for the financial community, to be held Tuesday, March 21, 2017, in New York City.  The event is scheduled to begin at approximately 8:00 a.m. ET and will conclude after lunch.  Additional details and invitations will be available soon.

This event will also be live webcasted and presentation materials will be available at Allscripts investor relations website.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2017 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:

Seth Frank

312-506-1213

seth.frank@allscripts.com

Media:

Concetta DiFranco

312-447-2466

concetta.difranco@allscripts.com

Footnotes

(1) Bookings reflect the value of executed contracts for software, hardware, other client services, remote hosting, outsourcing and subscription-based services.

(2) Non-GAAP revenue consists of GAAP revenue and adds back recognized deferred revenue from the Netsmart transaction that is eliminated for GAAP purposes due to purchase accounting adjustments.

Adjusted EBITDA is a non-GAAP measure and consists of GAAP net income (loss) as reported and adjusts for: acquisition-related deferred revenue adjustments; depreciation and amortization; stock-based compensation expense; non-recurring expenses and transaction-related costs; non-cash asset impairment charges; interest expense and other, net; equity in net earnings of unconsolidated investments; and tax provision (benefit).  Adjusted net EBITDA, net of non-controlling interest, is a non-GAAP measure and consists of Adjusted EBITDA as described above, with an adjustment to reduce Adjusted EBITDA for the percentage of non-controlling interest in consolidated subsidiaries. For this presentation, Netsmart preferred stock is treated as if it was converted to common stock.

Non-GAAP net income consists of GAAP net income/(loss) as reported, and adds back acquisition-related deferred revenue adjustments, acquisition-related amortization, stock-based compensation expense, non-recurring expenses and transaction-related costs, non-cash charges to interest expense and other, non-cash asset impairment charges, and equity in net earnings of unconsolidated investments and the related tax effect of the aforementioned adjustments. Non-GAAP net income also includes a tax rate alignment adjustment.  Non-GAAP earnings per share consists of non-GAAP net income, as defined above, divided by weighted shares outstanding – diluted in the applicable period.

Management believes that these non-GAAP measures provide useful supplemental information to management and investors regarding the underlying performance of Allscripts business operations. Acquisition accounting adjustments made in accordance with GAAP can make it difficult to make meaningful comparisons of the underlying operations of the business without considering the non-GAAP adjustments provided and discussed herein. Management also uses this information internally for forecasting and budgeting, as it believes that these measures are indicative of core operating results. In addition, management may use non-GAAP net income and/or Adjusted EBITDA to measure achievement under Allscripts stock and cash incentive compensation plans. Note, however, that non-GAAP net income and non-GAAP net income on a per share basis and Adjusted EBITDA are performance measures only, and they do not provide any measure of cash flow or liquidity. Non-GAAP financial measures are not in accordance with, or an alternative for, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Allscripts results of operations as determined in accordance with GAAP.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to: the response of customers and competitors to the Netsmart joint business entity; the expected financial contribution and results of the Netsmart joint business entity, including consolidation for financial reporting purposes; Allscripts failure to compete successfully; consolidation in Allscripts industry; current and future laws, regulations and industry initiatives; increased government involvement in Allscripts industry; the failure of markets in which Allscripts operates to develop as quickly as expected; Allscripts or its customers’ failure to see the benefits of government programs; changes in interoperability or other regulatory standards; the effects of the realignment of Allscripts sales, services and support organizations; market acceptance of Allscripts products and services; the unpredictability of the sales and implementation cycles for Allscripts products and services; Allscripts ability to manage future growth; Allscripts ability to introduce new products and services; Allscripts ability to establish and maintain strategic relationships; risks related to the acquisition of new companies or technologies; the performance of Allscripts products; Allscripts ability to protect its intellectual property rights; the outcome of legal proceedings involving Allscripts; Allscripts ability to hire, retain and motivate key personnel; performance by Allscripts content and service providers; liability for use of content; security breaches; price reductions; Allscripts ability to license and integrate third party technologies; Allscripts ability to maintain or expand its business with existing customers; risks related to international operations; changes in tax rates or laws; business disruptions; Allscripts ability to maintain proper and effective internal controls; and asset impairment charges. Additional information about these and other risks, uncertainties and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and subsequent Form 10-Qs. Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.